EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8  (Nos. 333-39055, 333-43934, 333-51229, 333-58522, 333-122387, 333-156807 and 333-166927) of Pericom Semiconductor Corporation of our reports dated August 29, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

August 29, 2011